UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Revision No. 1)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

CirTran Corporation
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIRTRAN CORPORATION

4125 South 6000 West

West Valley City, Utah 84128

(801) 963-5112

January [__], 2015

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders to be held [weekday], [__________], 2015, at 10:00 a.m., MST, at 4125 South 6000 West, West Valley City, Utah. The business to be conducted at the Special Meeting is explained in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. At the Special Meeting, we will also discuss our results for the past year.

We urge you to review and consider each proposal carefully. We believe adoption of each proposal is in the best interests of our stockholders. Thank you for your continued support.

Sincerely,

CirTran Corporation

Iehab Hawatmeh
Chief Executive Officer and
Chairman of the Board of Directors

TABLE OF CONTENTS

Page

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [__________], 2015

PROXY STATEMENT

Questions and Answers About the Special Meeting	1

The Company’s Proposed Reverse Split and Reduced Authorization	4

Proposal No. 1: A Proposed Amendment to the Articles of Incorporation to Reverse-Split the Company’s Outstanding Common Stock 1,000-to-One	14

Proposal No. 2: Subject to Approval of the Reverse Split, a Proposed Amendment to the Articles of Incorporation to Reduce the Company’s Authorized Common Stock to 100,000,000 Shares, Par Value $0.001	14

Procedure for Effecting Recapitalization	15

No Appraisal or Dissenters’ Rights	15

Proposal No. 3: A Proposed Amendment to the Articles of Incorporation to Authorize a Class of 5,000,000 Shares of Preferred Stock	15

Proposal No. 4: Recess of the Special Meeting to Solicit Additional Proxies	15

Principal Stockholders	16

Other Matters	17

Further Information	17

CIRTRAN CORPORATION

4125 South 6000 West

West Valley City, Utah 84128

(801) 963-5112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [WEEKDAY], [__________], 2015

The Special Meeting of Stockholders (the “Special Meeting”) of CirTran Corporation (the “Company”) will be held on [weekday], [__________], 2015, at 10:00 a.m., MST, at 4125 South 6000 West, West Valley City, Utah. The purposes of the Special Meeting are:

(1)	to consider and act upon a proposed amendment to the Company’s articles of incorporation to reverse-split the outstanding common stock 1,000-to-one;

(2)	if the proposed reverse split is approved, to consider and act upon a proposed amendment to the Company’s articles of incorporation to reduce the authorized common stock to 100,000,000 shares, par value $0.001;

(3)	to consider and act upon a proposed amendment to the Company’s articles of incorporation to authorize a class of 5,000,000 shares of preferred stock and to authorize the Board of Directors to fix the number of shares and rights, preferences, and limitations of each series;

(4)	to consider and act upon a proposal to recess the Special Meeting on one or more occasions, if necessary or appropriate, to solicit additional proxies; and

(5)	to transact such other business as may properly come before the Special Meeting or at any postponement or recess thereof.

Only Company stockholders of record at the close of business on [__________], 2015, have the right to receive notice of, and to vote at, the Special Meeting and any recess thereof.

The items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [__________], 2015:

The Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, for stockholders are included with this Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Iehab Hawatmeh, Chief Executive Officer
and Chairman of the Board of Directors

Salt Lake City, Utah

[__________], 2015

CIRTRAN CORPORATION

4125 South 6000 West

West Valley City, Utah 84128

(801) 963-5112

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CirTran Corporation (the “Company”) from the holders of shares of common stock of the Company to be voted at a Special Meeting of Stockholders (the “ Special Meeting”) to be held on [weekday], [__________] , 2015, at 10:00 a.m., MST, at 4125 South 6000 West, West Valley City, Utah. Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about [__________], 2015 .

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY [__], 2015:

This Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, are available for viewing, printing, and downloading at [http://____________________.com] using the information provided on the form of notice provided. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any stockholder upon written request to CirTran Corporation, 4125 South 6000 West, West Valley City, Utah 84128, ATTN: Investor Relations. This Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014, are also available on the SEC’s website at www.sec.gov.

The enclosed proxy is solicited by the Board.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why did I receive this Proxy Statement?

The Company has sent you the Notice of Special Meeting of Stockholders, this Proxy Statement, and the accompanying proxy or voting instruction card because the Board is soliciting your proxy to vote at a Special Meeting on [__________] , 2015. This Proxy Statement contains information about the matters to be voted on at the Special Meeting.

Who is entitled to vote?

The Board has designated [__________], 2015, as the record date for the Special Meeting (the “Record Date”). You may vote if you owned common stock as of the close of business on the Record Date. On the Record Date, there were 4,498,891,910 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting.

How many votes do I have?

Each share of common stock that you own at the close of trading on the Record Date entitles you to one vote.

1

What am I voting on?

You will be voting on proposals:

●	to amend the Company’s articles of incorporation to reverse-split the outstanding common stock 1,000-to-one (the “Reverse Split”);

●	if the Reverse Split is approved, to amend the Company’s articles of incorporation to reduce the authorized common stock to 100,000,000 shares, par value $0.001 (the “Reduced Authorization”);

●	to amend the Company’s articles of incorporation to authorize a class of 5,000,000 shares of preferred stock and to authorize the Board to fix the number of shares and rights, preferences, and limitations of each series;

●	to recess the Special Meeting on one or more occasions for the purpose of soliciting additional Proxies, if necessary or appropriate; and

●	to consider and act upon such other business as may properly come before the Special Meeting or at any postponement or recess thereof.

How do I vote?

You may vote by mail. You do this by completing and signing your proxy card, using the prepaid and addressed envelope included with this Proxy Statement. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct and at the discretion of Mr. Hawatmeh, if a proposal properly comes up for a vote at the Special Meeting that is not on the proxy card.

For your voting instructions to be effective, your proxy card must be received no later than the close of business on [proxy receipt date].

You may vote by Internet. If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

You may vote by telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You may vote at the Special Meeting. If you are planning to attend the Special Meeting and wish to vote your shares in person, the Company will give you a ballot at the Special Meeting. If your shares are held in a street name, you need to bring an account statement or letter from your broker, bank, or other nominee, indicating that you are the beneficial owner of the shares on the Record Date. Even if you plan to be present at the Special Meeting, the Company encourages you to complete and mail the enclosed card in advance of the Special Meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether you approve, disapprove, or abstain from the proposals. If no direction is indicated, your shares will be voted FOR an amendment to the Company’s articles of incorporation to effect the Reverse Split, FOR an amendment to the Company’s articles of incorporation to effect the Reduced Authorization, FOR an amendment to the Company’s articles of incorporation to authorize a class of preferred stock; and FOR the proposal to recess the Special Meeting on one or more occasions for the purpose of soliciting additional Proxies, if necessary; provided that, no proxy that is specifically marked “AGAINST” the proposal to amend the Company’s articles of incorporation to effect the Reverse Split and the Reduced Authorization will be voted in favor of the recess proposal, unless it is specifically marked “FOR” the recess proposal.

2

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?

You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

●	notify the Company’s Corporate Secretary in writing before the Special Meeting that you are revoking your proxy;

●	submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

●	vote in person at the Special Meeting on [__________] , 2015.

What does it mean if I receive more than one proxy or voting instruction card?

It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?

A quorum must be present to properly convene the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Special Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Special Meeting. Abstentions and broker nonvotes will be counted as shares present at the Special Meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker nonvotes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?

The proposals for the approval of the amendment to the Company’s articles of incorporation to effect the Reverse Split, to effect the Reduced Authorization, and to authorize a class of preferred stock require the affirmative vote of the holders of at least a majority of the Company’s outstanding shares of common stock. Stockholders may vote in favor or against each proposal, or they may abstain. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast” and have the same effect as a vote against this proposal. Broker nonvotes are not deemed to be votes cast and, therefore, have no effect on the vote respecting this proposal.

What is the Board’s recommendation?

The Board’s recommendations are set forth together with a description of the proposals in this Proxy Statement. In summary, the Board recommends that you vote:

●	FOR the approval of the amendment to the Company’s articles of incorporation to effect the Reverse Split;

●	FOR the approval of the amendment to the Company’s articles of incorporation to effect the Reduced Authorization;

●	FOR the approval of a proposed amendment to the Company’s articles of incorporation to authorize a class of 5,000,000 shares of preferred stock and to authorize the Board to fix the number of shares and rights, preferences, and limitations of each series; and

●	FOR the proposal to recess the Special Meeting on one or more occasions for the purpose of soliciting additional Proxies, if necessary or appropriate.

3

How will voting on any other business be conducted?

The Company does not know of any business or proposals to be considered at the Special Meeting other than those that are described in this Proxy Statement. If any other business is proposed and the Company decides to allow it to be presented at the Special Meeting, the proxies that the Company receives from its stockholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?

Representatives of the Company will tabulate the votes that are received prior to the Special Meeting, will act as the inspectors of election, and will tabulate the votes, if any, that are cast in person at the Special Meeting.

Who pays to prepare, mail, and solicit the proxies?

The Company will pay all of the costs of soliciting these proxies. The Company will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of its common stock and to obtain the authority of executed proxies. The Company will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by the Company’s officers, directors, and other employees by telephone or by personal solicitation. The Company will not pay additional compensation to these individuals in connection with their solicitation of proxies.

What do I need for admission to the Special Meeting?

You may attend the Special Meeting only if you are a stockholder of record or a beneficial owner as of the Record Date, or you hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Special Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned the Company’s common stock as of the record date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Special Meeting.

Whom should I call if I have questions?

If you have questions about the proposals or the Special Meeting, you may call Iehab Hawatmeh at (801) 963-5112. You may also send an e-mail to iehab@cirtran.com.

THE COMPANY’S PROPOSED REVERSE SPLIT AND REDUCED AUTHORIZATION

The Board has determined that it is in the Company’s best interests to amend its articles of incorporation to effect a 1,000-to-one Reverse Split and reduce the Company’s authorized shares of common stock from the current 4.5 billion shares to 100,000,000 shares of common stock, par value $0.001. The Reverse Split and the Reduced Authorization are together referred to herein as the “Recapitalization.” The Reduced Authorization will not be considered for approval by the stockholders unless the Reverse Split is first approved. If the Reverse Split is approved but the Reduced Authorized is not approved, the Reverse Split alone will be implemented. As discussed below, if the Company’s stockholders as of the Record Date approve the Reverse Split and the Reduced Authorization, the Company will promptly file an amendment to the articles of incorporation, substantially in the form set forth in Appendix 1 to this Proxy Statement, with the Nevada Secretary of State, at which time the amendment will take effect.

4

Principal Motivation for the Recapitalization

Management determined to proceed with the Recapitalization in an effort to increase the resources available to the Company to resolve the obligations due its principal secured creditor, YA Global Investments, L.P., formerly known as Cornell Capital Partners, L.P., and associated lenders and predecessors (“YA Global”). Between May 26, 2005, and February 22, 2013, the Company borrowed an aggregate of $6.75 million from YA Global and issued secured debentures and warrants in consideration of these advances. Since May 2005, the Company has paid YA Global a total of $6,477,967, consisting of cash payments totaling $1,978,645, and shares of common stock for which the Company was credited $4,499,322. These payments consisted of $4,267,181 in principal and $2,210,786 in interest. As the Company has struggled to meet payment terms and deadlines, it has sought and obtained the forbearance of YA Global on several occasions, but on each occasion, the Company has been unable to meet even the extended negotiated payment terms. The Company still owes $2.4 million on the remaining debenture, which was payable in full on January 31, 2014, has no cash with which to make payments, and has no authorized but unissued shares to issue to reduce the obligation by converting interest and principal to common stock. Unless the Company finds a way to meet its obligations to YA Global, it could exercise its creditor’s remedies, execute on all of the Company’s assets, take ownership of those assets, and leave nothing for the stockholders.

General Background

As of the Record Date, pursuant to the Company’s articles of incorporation (as amended to date), the Company had the authority to issue 4,500,000,000 shares of common stock, of which 4,498,891,910 shares were issued and outstanding. As of the Record Date, there was a warrant exercisable or convertible to 25.0 million shares of common stock. This figure does not include a potentially very large number of shares of common stock issuable upon conversion of the outstanding debenture.

As described in the Company’s periodic filings, one of its main sources of funding historically has been through the sales of convertible debt and equity instruments, including convertible debentures and notes. The large number of authorized and outstanding shares is cumbersome for the Company and its stockholders in a trading and securities markets not accustomed to dealing in billions or hundreds of millions of shares, particularly when their price is expressed in several decimal places, so that the aggregate value of a large number of shares is quite small. For example, the stock has recently been quoted at $0.0002 bid, $0.0003 asked, so the aggregate bid for 1,000,000 shares would be $200 and the aggregate asked would be $300. Selling 10,000,000 shares at the bid would generate gross proceeds of $2,000. Expression of quotations in four decimal places also results in relatively large spreads between the bid and asked quotations. For example, in the above quotations the asked is 50% larger than the bid. No smaller spread is numerically possible without using a five-decimal-place number. In addition, stockholders encounter difficulties in effecting transactions in their securities because of the deposit requirements of clearing agencies, which require that broker-dealers make substantial cash deposits to clear transactions executed in the Corporation’s securities. This limits stockholder liquidity. Some broker-dealers are unable to express quotations or effect transactions in five decimal places. The Board believes that the low market price for the Company’s common stock expressed in four decimal places adversely affects securities broker-dealer and potential interest and may tend to depress the market price.

The Board believes that the Reverse Split may result in higher price quotations for the Company’s common stock, although there can be no assurance that this will be the case. Accordingly, the Reverse Split may reduce the value of a stockholder’s shares. The Board believes, however, that the Reverse Split, as an integral component of the Recapitalization, is critical to enabling the Company to continue to have a presence in the securities trading market and to be able to obtain required cash and reduce indebtedness.

5

Equity Line of Credit and Convertible Debentures

Equity Line of Credit

In November 2002 and April 2003, the Company established an equity line of credit with Cornell under which it had the right to draw up to $5,000,000 and to tender shares of common stock in lieu of repayment of the amounts drawn, priced at the closing bid price for the Company’s common stock for the five trading days preceding the applicable draw. Under this arrangement, the Company drew an aggregate of $3,330,000 and issued an aggregate of 94,329,023 shares of common stock at a weighted average price per share of $0.01940 to be applied to the payment of principal and interest, leaving an outstanding balance of $1,830,000 as of March 2004. The following table details the draws under this equity line, related payments, and other details:

Note A: Number of shares outstanding as of a specific date is derrived from the Company’s last preceding periodic report or registration statement prospectus, less the number of shares owned by affiliates of the Company or the lender, as indicated in the

Note B. The Company understands that in each case the Lender intended to sell all shares received upon conversion as quickly as reasonably practicable so that it would not hold stock previously issued when it received additional shares on debenture conver

Note C: The $2,065,000 ending outstanding balance was incorporated into a convertible debenture dated May 25, 2005, in the original principal amount of $3,750,000.

6

Three Debentures

Beginning in 2005, the Company issued three successive convertible debentures to YA Global and its predecessors, Highgate House Funds, Ltd., Cornell Capital Partners, L.P., and associated capital providers. As discussed below, in 2013 these were combined in a single consolidated debenture.

In May 2005, the Company issued to YA Global a 5% Secured Convertible Debenture, due December 31, 2007, in the aggregate principal amount of $3,750,000. The Company used $2,265,000 to repay outstanding amounts due on the above equity line. The Company also paid a commitment fee of $240,765.11, a structuring fee of $10,000, and legal fees of $5,668.17, resulting in net proceeds to the Company of $1,228,567. The debenture bore interest at 5% per annum. The debenture was convertible, at the holder’s option, into shares of the Company’s common stock at a conversion price equal to the lesser of: (a) $0.10 per share; or (b) an amount equal to the lowest closing bid price of the common stock for the 20 trading days immediately preceding the conversion date, subject to certain limitations. Repayment of the debenture was secured by encumbrances on all of the Company’s assets. The following table shows the details of payments on this debenture in cash or through the issuance of common stock:

Date Requested— Note A	Amount Converted or Paid	Amount of Debenture	Interest or Principal	Conversion Price per Share	Shares of Common Stock to be Issued	Issue or Payment Date	Cert #

05/25/05		$3,750,000
02/06/06	$750,000	3,000,000	principal	$0.03100	24,193,548	02/06/06	C1965
09/26/06	150,000	2,850,000	principal	0.01863	8,051,530	10/11/06	C2050
11/13/06	100,000	2,850,000	interest	0.01950	5,128,205	11/15/06	C2066
01/04/07	100,000	2,850,000	interest	0.01613	6,199,628	01/05/07	C2088
02/09/07	100,000	2,750,000	principal	0.01469	6,807,352	02/12/07	C2102
02/20/07	50,000	2,700,000	principal	0.01469	3,403,676	02/23/07	C2127
03/12/07	100,000	2,600,000	principal	0.01413	7,077,141	03/19/07	C2106
04/12/07	100,000	2,500,000	principal	0.01300	7,692,308	04/17/07	C2115
04/26/07	200,000	2,300,000	principal	0.01381	14,482,259	04/30/07	C2119
05/18/07	200,000	2,100,000	principal	0.01088	18,382,353	06/13/07	C2137
07/13/07	275,000	1,825,000	principal	0.00800	34,375,000	08/01/07	C2149
09/07/07	10,000	1,815,000	principal	0.00519	1,926,782	09/10/07	C2160
09/17/07	230,000	1,585,000	principal	0.00519	44,315,992	10/05/07	C2167
10/16/07	160,000	1,425,000	principal	0.00513	31,189,084	10/24/07	C2186
11/07/07	245,000	1,180,000	principal	0.00513	47,758,285	11/09/07	C2198
11/21/07	209,864	970,136	principal	n/a	n/a	11/21/07
03/05/08	50,000	920,136	principal	0.01350	3,703,704	03/12/08	C2209
03/26/08	50,000	870,136	principal	0.00100	50,000,000	04/01/08	C2214
04/11/08	250,000	620,136	principal	0.09130	27,382,256	04/14/08	C2217
08/11/09	125,000	620,136	interest	n/a	n/a	08/11/09
09/04/09	150,000	620,136	interest	n/a	n/a	09/04/09
04/20/10	25,000	620,136	interest	n/a	n/a	04/20/10
05/07/10	25,000	620,136	interest	n/a	n/a	04/20/10
06/17/11	50,000	620,136	interest	n/a	n/a	06/17/11
07/09/11	20,000	620,136	interest	n/a	n/a	07/06/11
11/15/11	25,000	620,136	interest	n/a	n/a	11/15/11
04/05/12	25,000	620,136	interest	n/a	n/a	04/05/12
04/25/12	12,500	620,136	interest	n/a	n/a	04/25/12
05/02/12	12,500	620,136	interest	n/a	n/a	05/02/12
05/25/12	25,000	620,136	interest	n/a	n/a	05/25/12
06/25/12	25,000	620,136	interest	n/a	n/a	06/25/12
07/25/12	25,000	620,136	interest	n/a	n/a	07/25/12
09/04/12	25,000	620,136	interest	n/a	n/a	09/04/12
11/30/12	10,000	620,136	interest	n/a	n/a	11/30/12
12/19/12	95,000	525,136	principal	0.00100	95,000,000	12/27/12	C2329
01/18/13	100,000	491,636	principal	0.00100	100,000,000	02/01/13	C2340
01/22/13	25,536	466,100	principal	0.00100	25,536,000	02/01/13	C2341

Note A. A new loan on the first date in the principal amount indicated.

7

In December 2005, the Company issued a second secured convertible debenture to a YA Global predecessor. This debenture for $1,500,000 bore interest at 5% per annum and was due in July 2008. The Company paid a commitment fee of $120,000 and a structuring fee of $10,000, resulting in net proceeds to the Company of $1,370,000. This second debenture contained conversion features similar to the first debenture. The following table shows the details of payments on this debenture in cash or through the issuance of common stock:

Date Requested— Note A	Amount Converted or Paid	Amount of Debenture	Interest or Principal	Conversion Price per Share	Shares of Common Stock to be Issued	Issue or Payment Date

12/30/05		$1,500,000
10/02/09	$150,000	1,500,000	interest	n/a	n/a	10/02/09
10/28/09	200,000	1,500,000	interest	n/a	n/a	10/28/09
01/24/11	150,000	1,500,000	interest	n/a	n/a	01/24/11
02/18/11	75,000	1,500,000	interest	n/a	n/a	02/18/11
03/21/11	75,000	1,500,000	interest	n/a	n/a	03/21/11
04/22/11	75,000	1,500,000	interest	n/a	n/a	04/22/11
06/06/11	5,000	1,500,000	interest	n/a	n/a	06/06/11

Note A. A new loan on the first date in the principal amount indicated.

In August 2006, the Company issued a third secured convertible debenture to a YA Global predecessor. This debenture for $1,500,000 also bore interest at 5%, was due in April 2009, and had security and conversion features similar to the earlier debentures. The Company paid a commitment fee of $120,000 and a structuring fee of $15,000, yielding net proceeds of $1,365,000. The following table shows the details of payments on this debenture in cash or through the issuance of common stock:

Date Requested—Note A	Amount Converted or Paid	Amount of Debenture	Interest or Principal	Conversion Price per Share	Shares of Common Stock to be Issued	Issue or Payment Date

8/23/06		$1,500,000
9/19/08	$53,360	1,446,640	principal	$0.00300	17,786,667	09/22/08
10/8/08	187,800	1,258,840	principal	0.00313	60,000,000	10/15/08
12/9/08	100,000	1,158,840	principal	0.00163	61,349,693	12/18/08
2/5/09	110,000	1,048,840	principal	0.00169	65,088,757	02/13/09
4/13/09	7,622	1,041,218	principal	0.00100	7,621,580	04/14/09

Note A. A new loan on the first date in the principal amount indicated.

The Forbearance Agreements

Beginning in 2009, the Company suffered operating reversals and severe shortages of working capital and liquidity and was unable to meet its obligations under the three outstanding debentures.

In August 2009, the Company entered into a forbearance agreement with YA Global under which the Company agreed to a revised and extended payment schedule under the debentures in consideration of YA Global’s agreement to forbear from enforcing certain of its rights under the debentures and related financing documents.

By January 2011, the Company had defaulted on the extended payment terms in the first forbearance agreement, so it negotiated a new forbearance agreement with further extended payment terms and YA Global’s further forbearance from collection. The Company agreed to pay $75,000 in reimbursement of the legal fees and expenses incurred by YA Global in this forbearance.

The Company could not make these further extended payment terms and again became in default under the outstanding debentures, so it entered into a third forbearance agreement with YA Global in March 2012, in which the Company ratified its obligations under the convertible debentures and agreed to even further extended payment terms in consideration of YA Global’s continued forbearance. The Company paid $25,000 as reimbursement of legal fees in connection with this forbearance. As of December 31, 2012, the balance due YA Global was $3,161,355 in principal, plus $856,546 in accrued interest.

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The Company again defaulted on its debenture obligations, and in February 2013 entered into a Ratification Agreement with YA Global under which the Company ratified the obligations under the three existing convertible debentures and agreed to restate and consolidate those obligations into a consolidated debenture (the “Consolidated Debenture”) with a new, further extended payment schedule as discussed below.

Consolidated Debenture

As of September 30, 2014, the Company had an outstanding Consolidated Debenture issued to YA Global with an aggregate outstanding balance of $2,390,528, including accrued interest of $748,291, which was then in default.

The terms of the Company’s outstanding Consolidated Debenture are governed by the February 2013 Ratification Agreement with YA Global. Under this Ratification Agreement, the Company ratified the obligations under three existing convertible debentures dated May 26, 2005, December 30, 2005, and August 23, 2006, and agreed to amend, restate, and consolidate the obligations evidenced thereby into a single Consolidated Debenture.

Under the Ratification Agreement and Consolidated Debenture payment schedule, the Company was required to make monthly payments, to be applied first to accrued interest and then to principal, in the amount of $100,000 per month, commencing in April 2013. The amount of its required monthly cash payment would be reduced in an amount equal to the amount credited to the lender against the obligation as a result of the lender’s exercise of the right to convert the outstanding balance due under the debentures into common stock, as provided in the original convertible debentures as well as in the Consolidated Debenture. Any amount credited against the debenture obligation in excess of $100,000 per month would be credited against the amounts due in the next succeeding month, with the entire unpaid balance of principal and interest due on January 31, 2014.

During 2013, a total of $1,284,412 was credited against required payments due YA Global for the conversion of indebtedness to common stock. Since 2009, the Company has had insufficient funds to pay cash to YA Global and has had to rely exclusively on the conversion of the obligation to common stock. However, now no further conversions can be effected because the Company has insufficient authorized but unissued common stock. Based on the prevailing market price for its common stock, which has ranged from a high bid of $0.0006 to a low bid of $0.0002 during the past six months, the terms of the Consolidated Debenture would require a conversion price of $0.001 per share, the par value of the Company’s common stock, even though the market price is lower than the per-share par value. As of the date of this Proxy Statement, the entire approximately $2.4 million debenture is past due and in default, which would require the issuance of 2.4 billion shares of the Company’s current common stock. The Company has only 81,016 authorized but unissued shares. The Consolidated Debenture provides that the holder cannot convert indebtedness to common stock if, as a result of such conversion, the holder would own more than 9.99% of the Company’s outstanding common stock. Sales of common stock that would reduce the holder’s ownership would enable the holder to convert additional amounts due under the Consolidated Debenture.

The obligation under the Consolidated Debenture is secured by liens and security interests in all of the Company’s assets, so the continuation of the Company is dependent of meeting this obligation. If YA Global were to exercise its collection remedies and execute on its collateral, it could take all of the Company’s assets and leave nothing for other creditors or stockholders.

Pro Forma Further Conversions

It is impossible to predict the number of shares the Company would have to issue if the entire $2.4 million outstanding balance of the Consolidated Debenture were converted. The following table illustrates the number of shares that the Company would be required to issue on conversion of the Consolidated Debenture after giving effect to the following assumptions:

●	the Reverse Split is effected;

●	the Reduced Authorization is effected and the Company has 100,000,000 shares of authorized common stock;

●	the holder of the Consolidated Debenture does not convert in excess of the number of shares that would result in the holder’s ownership of more than 9.99% of the outstanding stock; and

●	during the three months following each conversion to acquire 9.99% of the outstanding common stock, the holder would liquidate the stock received on conversion in any trading market for the common stock that may then exist.

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	First 12 Month Period				Second 12 Month Period				Third 12 Month Period
Quarter of conversion	First	Second	Third	Fourth	First	Second	Third	Fourth	First	Second	Third	Fourth

Number of shares outstanding--Note A	4,500,000	4,999,445	5,554,321	6,170,782	6,855,663	7,616,557	8,461,901	9,401,068	10,444,470	11,603,678	12,891,543	14,322,345
Number of Shares Issued on Conversion	499,445	554,877	616,461	684,881	760,894	845,344	939,167	1,043,403	1,159,207	1,287,865	1,430,802	1,589,604
Number of Shares Outstanding After Conversion	4,999,445	5,554,321	6,170,782	6,855,663	7,616,557	8,461,901	9,401,068	10,444,470	11,603,678	12,891,543	14,322,345	15,911,949

Amount of Consolidated Debenture Satisfied at Conversion on Assumed Per Share Market Bid of:													Total Credited Against Consolidated Debenture
$0.05	$24,972	$27,744	$30,823	$34,244	$38,045	$42,267	$46,958	$52,170	$57,960	$64,393	$71,540	$79,480	$491,117
$0.10	49,944	55,488	61,646	68,488	76,089	84,534	93,917	104,340	115,921	128,787	143,080	158,960	$982,235
$0.15	74,917	83,232	92,469	102,732	114,134	126,802	140,875	156,510	173,881	193,180	214,620	238,441	$1,473,352
$0.20	99,889	110,975	123,292	136,976	152,179	169,069	187,833	208,681	231,841	257,573	286,160	317,921	$1,964,469
$0.25	124,861	138,719	154,115	171,220	190,224	211,336	234,792	260,851	289,802	321,966	302,115	-	$2,400,000
$0.30	149,833	166,463	184,938	205,464	228,268	253,603	281,750	313,021	347,762	268,897	-	-	$2,400,000

A--Gives effect to the proposed 1,000-to-one Reverse Split of approximately 4,500,000,000 shares outstanding.

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Except for the limitation that the holder of the Consolidated Debenture is precluded from acquiring more than 9.99% of the outstanding stock at any one time, there is no limitation on the number of times or pace with which the holder may convert and sell the acquired stock, in which case the holder could again convert a sufficient portion of the Consolidated Debenture to acquire 9.99% of the outstanding stock. Accordingly, the illustration of conversions over three years set forth above could be accelerated. This would increase and accelerate the pressure on any trading market that may then exist for the Company’s common stock.

There is no requirement that the holder of the Consolidated Debenture resell the stock received on conversion at a price equivalent to the amount credited against the Consolidated Debenture. Any amount realized by the holder of the Consolidated Debenture in excess of the amount credited on conversion would be additional compensation to such holder.

The foregoing illustration assumes trading prices for the Company’s common stock ranging from $0.05 to $0.30, after giving effect to the Reverse Split. The Company cannot assure that the actual prices at which the Company’s common stock will trade after giving effect to the Reverse Split will approximate these illustrated prices. Immediately preceding the date of this Proxy Statement, the Company’s stock was quoted at a bid price of $0.0002, which would yield a price of $0.20 per share if multiplied by 1,000 to give effect to the Reverse Split. Trading prices for low-priced securities such as the Company’s common stock typically do not reflect the pure mathematical results of a reverse split and frequently settle down to materially lower trading prices. The Company cannot and does not predict the price at which the common stock will be quoted following the implementation of the Reverse Split.

As the table illustrates, the conversion of the Consolidated Debenture would result in an increase in the post-Reverse Split outstanding stock from approximately 4.5 million shares to almost 16.0 million shares, depending on the conversion price at the time of conversion.

Management believes that the proposed amendment would benefit the Company by providing greater flexibility to the Board to honor conversion notices by YA Global and exercise notices from warrant holders, to issue additional equity securities to raise additional capital, to pursue strategic investment partners, to facilitate possible future acquisitions, and to provide stock-related employee benefits. As noted above, the Company’s primary sources of financing have been private sales of common stock or other equity or debt securities convertible into common stock. The Company requires additional capital to fund its pending legal disputes with Playboy Enterprises, Inc., to support its energy drink beverage distribution activities, and to identify and pursue other business opportunities of which it may become aware. To facilitate these transactions, management believes that the Recapitalization of the Company will provide additional shares that may be issued in accordance with the Company’s contractual commitments or on such terms as the Board may deem appropriate.

Warrant

In addition to the shares issuable on the conversion of the Consolidated Debenture, as of September 30, 2014, the Company had an issued and outstanding warrant to purchase 25,000,000 shares of common stock at an exercise price of $0.02 per share. After giving effect to the Reverse Split, the warrant will evidence the right to purchase 25,000 shares at an exercise price of $20.00 per share. This Warrant expires on December 31, 2015.

Possible Dilutive Effects of Recapitalization

As of the date of this Proxy Statement, the Company had essentially no additional shares to issue under its authorized capital limits. The proposed Recapitalization is intended, in part, to permit the Company to satisfy any conversion notices that may be presented.

The proposed Recapitalization would increase the number of shares available for issuance on the conversion of the Consolidated Debenture and the exercise of the warrant because the Reverse Split would reduce the number of issued and outstanding shares to 4,498,891 shares, while the Reduced Authorization would decrease the authorized common stock to 100,000,000 shares. Accordingly, the Company would have approximately 95.5 million shares available for future issuance.

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The formula for calculating the shares to be issued in connection with conversions of these securities varies, based on the market price of its common stock. Therefore, if the Recapitalization is effected, there effectively is no limitation on the number of shares of common stock that may be issued in connection with conversion. As such, holders of the Company’s common stock will experience substantial dilution of their interests to the extent that the debenture is converted and shares of the Company’s common stock are issued.

The Board recognizes, of course, that the trading price for the Company’s securities following a reverse-stock-split may not mathematically reflect the calculated results of the reverse-stock-split, so that a 1,000-to-one reverse-stock-split of a corporation’s stock may not result in a 1,000-fold increase in the trading price for the common stock. Frequently, stocks do not trade at their pre-reverse-split equivalent trading price following a reverse split. Therefore, the Reverse Split could result in significant reduction in the value of the stock owned by stockholders.

Purposes of the Recapitalization

The Company requires additional financing, and it intends to continue to seek financing through private placements of equity and convertible debt securities. However, as detailed above, the Company does not have sufficient shares to enable it to pursue private placements or capital-raising transactions.

In addition to better positioning the Company for future capitalization, management believes that the Recapitalization may make other corporate opportunities, including potential mergers with or acquisitions of businesses or other related avenues of strategic growth, more available to the Company. As of the date of this Proxy Statement, the Company had no plans for acquisitions or other business combinations, although the Company continues to be open to potential opportunities for the Company.

As of the date of this Proxy Statement, the Company’s articles of incorporation (as amended to date), authorized it to issue up to 4,500,000,000 shares of common stock, of which 4,498,891,910 shares, or almost 100%, of its authorized shares, are outstanding. If the Reverse Split and Reduced Authorization are approved, the Company would have 4,498,891 shares, or 4.5%, of its authorized common stock outstanding and 25,000 shares, or less than 1%, of its authorized shares reserved for issuance on the exercise of the warrant, plus an indeterminate number issuable on conversion of the Consolidated Debenture. The Company anticipates that it may use the additional shares available to it for a variety of purposes, including conversions of the Consolidated Debenture.

As noted above, the issuances of shares under the Consolidated Debenture are tied to variable conversion prices. Accordingly, if the market price of the Company’s common stock rises, the number of shares of its common stock issuable will correspondingly decrease. Management believes that in light of market conditions and the Company’s potential to develop and market its products, authorized capital of 100,000,000 shares of its common stock will enable the Company to meet its obligations, although there can be no guarantee that this will be the case. As discussed above, the Consolidated Debenture includes conversion limitations, or caps, such that YA Global is limited from converting the entire outstanding amount into shares of the Company’s common stock. As such, it is unlikely that the Company would be required to meet conversion obligations of the Consolidated Debenture at one time. Conversions of the Consolidated Debenture will likely have a depressive effect on prices for the Company’s common stock in any trading market that may then exist.

If the Reduced Authorization is approved by its stockholders, the Company will have approximately 95.5 additional shares to issue to meet its obligations as listed above. However, because the Consolidated Debenture is held by a third party, it is not possible for management to allocate these additional shares or determine in advance how the Company will issue the shares or reserve them. Moreover, because the Consolidated Debenture has a variable conversion price, management is unable to determine how many shares may be issued in connection with the Consolidated Debenture, other than the warrant as listed above. If the Reduced Authorization is approved, management intends to reserve out of the increased authorized capital a total of 25,000 shares in connection with the currently outstanding warrant. Management will continue to report the Company’s issuances of shares in connection with the Consolidated Debenture above in its periodic reports filed with the SEC.

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There is a risk of significant downward pressure on the price of the common stock as YA Global converts its Consolidated Debenture into shares of the Company’s common stock and sells material amounts of common stock, which could encourage short sales. This could place significant downward pressure on the price of the Company’s common stock. Generally, “short selling” means selling a security, contract, or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As YA Global converts the Company’s Consolidated Debenture, the Company issues shares to it, which it then may choose to sell into the market pursuant to Rule 144 or other exemptions from the registration requirements. Such sales have a tendency to depress the price of a stock, which could increase the potential for short sales.

The Company’s issuances of shares in connection with conversions of the Consolidated Debenture may result in substantial dilution to the interests of other holders of common stock.

Because the conversion prices of the Consolidated Debenture are based on the market price of the Company’s common stock, there is effectively no limit on the number of shares that may be issued. As such, the Company’s stockholders are subject to the risk of substantial dilution to their interests as a result of the Company’s issuance of shares in connection with conversions of the Consolidated Debenture.

If the Company’s stockholders do not approve the Reduced Authorization, due to changes in the market price of the common stock affecting conversion ratios of conversions of the Consolidated Debenture, the Company may be precluded from issuing shares of its common stock as required, and the Company may remain in default of the Consolidated Debenture, which could continue to adversely affect the Company’s operations and financial condition. Moreover, even if the Company were to negotiate additional merger or acquisition transactions on terms acceptable to the Company, it would not be able to complete such transactions without an increase in authorized capital.

As noted, the obligations evidenced by the Consolidated Debenture are secured by liens and encumbrances on all of the Company’s assets. The holder of the Consolidated Debenture has the right to assert all of its remedies as a secured party, including executing on, and taking possession of, all of the Company’s assets, which would leave nothing for the stockholders. This action is more likely if the Recapitalization is not approved. In such circumstances, the Company would be unlikely to maintain any supervised reorganization under the Bankruptcy Act and would likely be forced to liquidate, again with nothing for the stockholders. Management believes that the Recapitalization provides an avenue for potentially resolving the Consolidated Debenture obligations and the Company’s survival for the possible benefit of stockholders, although the Company cannot assure that it can survive.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the increase in the Company’s shares of common stock is not being proposed as part of a plan of additional stock issuances. Nevertheless, management could use the additional shares that will be available following the Recapitalization to resist or frustrate a third-party transaction.

If the Reverse Split and Reduced Authorization are approved at the Special Meeting, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which the Company is subject.

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Depending upon the consideration per share received by the Company for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions, and all other purposes) represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board has no present intention of doing so, the Company’s authorized but unissued common stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly and, therefore, less likely. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by the Company.

PROPOSAL NO. 1: A PROPOSED AMENDMENT TO THE

ARTICLES OF INCORPORATION TO REVERSE-SPLIT THE COMPANY’S

OUTSTANDING COMMON STOCK 1,000-TO-ONE (“REVERSE SPLIT”)

The Reverse Split would consolidate each block of 1,000 outstanding shares of common stock into one share of common stock. As a result of this Reverse Split, the 4,498,891,910 shares issued and outstanding as of the Record Date will be reverse-split into 4,498,891 shares. The Company will not issue fractional shares. Instead, fractional shares will be rounded upward to the nearest whole share.

Consent Required for Approval

Under Nevada law and the Company’s articles of incorporation, as amended to date, the Reverse Split must be approved by the holders of at least a majority of the Company’s outstanding shares of common stock.

The proposal to effect the Reverse Split is a “nondiscretionary” item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in “street” name. Abstentions will be counted as votes against this Proposal 1. Broker nonvotes will count in determining a quorum for purposes of conducting the Special Meeting, but will not count for or against Proposal 1.

RECOMMENDATION: The Board recommends a vote “FOR” the Reverse Split.

PROPOSAL NO. 2: SUBJECT TO APPROVAL OF THE REVERSE SPLIT, A

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO REDUCE

THE COMPANY’S AUTHORIZED COMMON STOCK TO 100,000,000 SHARES,

PAR VALUE $0.001 (“REDUCED AUTHORIZATION”)

Reduced Authorization

If the Reverse Split is approved by the stockholders as provided above, the Reduced Authorization will be submitted to the stockholders for approval. The Company proposes to reduce the number of shares of common stock that it is authorized to issue from 4.5 billion to 100,000,000, par value $0.001. The Reduced Authorization will not be considered for approval by the stockholders unless the Reverse Split is first approved. If the Reverse Split is approved but the Reduced Authorized is not approved, the Reverse Split alone will be implemented.

Consent Required for Approval

Under Nevada law and the Company’s articles of incorporation, as amended to date, the Reduced Authorization must be approved by the holders of at least a majority of the Company’s outstanding shares of common stock.

The proposal to effectuate the Reduced Authorization is a “nondiscretionary” item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in “street” name. Abstentions will be counted as votes against this Proposal 2. Broker nonvotes will count in determining a quorum for purposes of conducting the Special Meeting, but will not count for or against Proposal 2.

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RECOMMENDATION: The Board recommends a vote “FOR” the Reduced Authorization.

PROCEDURE FOR EFFECTING RECAPITALIZATION

If the Reverse Split is approved by the stockholders as required, the Company will promptly file an amendment to its articles of incorporation with the Nevada Secretary of State to effectuate the Reverse Split and, if approved, the Reduced Authorization. The Company anticipates that the amendment will become effective at filing.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under Nevada corporate law, the Company’s stockholders are not entitled to appraisal or dissenters’ rights respecting the Recapitalization, and the Company will not independently provide stockholders with any such right.

PROPOSAL NO. 3: A PROPOSED AMENDMENT TO THE

ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF

5,000,000 SHARES OF PREFERRED STOCK

The Company proposes to amend its articles of incorporation to authorize a class of 5,000,000 shares of preferred stock. Under the proposed amendment, the Board will be authorized, without stockholder action, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the Board are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of the Company, and voting rights, if any. The provisions of the proposed amended articles relating to the preferred stock allow the Board to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult, even if the removal would be considered beneficial to stockholders generally, and will have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

The Board approved the authorization of preferred stock to provide the Company with securities other than common stock that the Company may issue to obtain financing for its future operations. Preferred stock may have different and preferential voting, dividend, liquidation, or other rights to attract investment. Preferred stock may be issued in transactions that do not involve a general public offering for cash and may contain the properties of an equity and a debt instrument. Any or all rights of the preferred stock may be greater than the rights of the common stock, and the issuance of preferred stock with voting or conversion rights may also dilute and adversely affect the voting power of the holders of common stock. In addition, preferred stock may be issued as a means of preventing a hostile takeover. The Board has no plans to issue, and does not contemplate issuing, any preferred stock in the foreseeable future.

RECOMMENDATION: The Board recommends a vote “FOR” the proposal to amend the Company’s articles of incorporation to authorize a class of 5,000,000 shares of preferred stock and to authorize the Board to fix the number of shares and rights, preferences, and limitations of each series.

PROPOSAL NO. 4: RECESS OF THE SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES.

The Board is recommending that the Company’s stockholders approve a proposal to recess the Special Meeting on one or more occasions, if necessary or appropriate, to solicit additional Proxies if there are insufficient votes at the time of the Special Meeting to approve the Reverse Merger and Reduced Authorization.

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RECOMMENDATION: The Board recommends a vote “FOR” the proposal to recess the Special Meeting on one or more occasions, if necessary or appropriate, to solicit additional Proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to amend the Company’s articles of incorporation to recapitalize the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of the Record Date, respecting the beneficial ownership of the Company’s outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers (defined as any person who was principal executive officer during the preceding fiscal year and each other highest compensated executive officers earning more than $100,000 during the last fiscal year) and directors; and (iii) the Company’s directors and Named Executive Officers as a group, based on 4,498,891,910 shares of common stock outstanding. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Person or Group	Nature of Ownership	Amount	Percent

Principal Stockholders:
Iehab J. Hawatmeh	Common stock	301,533,877	6.7%
4125 South 6000 West	Options(1)	--
West Valley City, Utah 84128

Directors:
Iehab J. Hawatmeh	--SEE ABOVE--

Kathryn Hollinger	Common stock	39,335,853	0.9%
4125 South 6000 West	Options(2)	--
West Valley City, Utah 84128

All Executive Officers and Directors as a Group (2 persons):	Common Stock	340,869,730	7.6%
	Total	340,869,730	7.6%

(1)	Excludes options to purchase up to 30,000,000 shares that have been accrued for services provided during 2008, 2009, 2010, 2011, 2012, and 2013. These options can be exercised any time upon issuance at exercise prices ranging between $0.001 and $0.016 per share.

(2)	Excludes options to purchase up to 4,000,000 shares that have been accrued for services provided during 2011, 2012, and 2013. These options can be exercised any time upon issuance at an exercise prices ranging from $0.0007 and $0.0021 per share.

The persons named in the above table have sole voting and dispositive power respecting all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more stockholder, as the case may be, has furnished the information respecting beneficial ownership.

Each of the Company’s principal stockholders, officers, and directors has indicated that he or she intends to vote in favor of all proposals submitted to the stockholders for their consideration at the Special Meeting.

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OTHER MATTERS

Stockholder Proposals

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Special Meeting, other than as set forth herein and in the Notice of Special Meeting. If any other matter properly comes before the Special Meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934.

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the Board. In addition to the solicitation of proxies by mail, certain of the Company’s officers and employees, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third-party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile, or telegram, although no such third party has been engaged by the Company, as of the date hereof.

Stockholders who currently receive multiple copies of the Proxy Statement (and related documents) at their address and would like to request “house holding” of their communications should contact their broker or, if a stockholder is a registered holder of shares of common stock, he or she should submit a written request to the Company’s transfer agent for its common stock, Interwest Stock Transfer, 1981 East 4800 South, Suite # 100, Salt Lake City, Utah 84117. Stockholders who are now “house holding” their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify the transfer agent. The Company will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement (and related documents) at a shared address to which a single copy was delivered.

FURTHER INFORMATION

The Company will provide, without charge, on the written request of any beneficial owner of shares of its common stock entitled to vote at the Special Meeting, copies of the Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC, will be furnished without charge to any stockholder upon written request to CirTran Corporation, 4125 South 6000 West, West Valley City, Utah 84128, ATTN: Investor Relations. This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, are also available on the SEC’s website at www.sec.gov.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Special Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors:

Iehab Hawatmeh
Chief Executive Officer and
Chairman of the Board of Directors

Date: January __, 2015

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APPENDIX 1

SECOND AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

CIRTRAN CORPORATION

This Second Amendment to the Articles of Incorporation of CirTran Corporation (hereinafter referred to as the “Corporation”), have been duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes.

1. Name. The name of the Company is CirTran Corporation.

2. Amendment. The text of the Articles of Incorporation is to be amended by striking Article IV, as amended to date, in its entirety, and inserting a new Article IV reading as follows:

ARTICLE IV

CAPITALIZATION

(a) Effective as of the date of filing this Second Amendment to the Articles of Incorporation (the “Effective Time”), each 1,000 issued and outstanding shares of Common Stock shall thereupon be combined into one share of validly issued, fully paid, and nonassessable Common Stock. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares of Common Stock into which the shares represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as the result of the combination of shares, but shall issue to each record holder of Common Stock that number of shares obtained by rounding fractional shares otherwise issuable pursuant to the foregoing combination to the next higher number of whole shares.

[To be amended only if the Reduced Authorization is approved.]

(b) The Corporation shall have the authority to issue 105,000,000 shares, of which 100,000,000 shares shall be common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Shares of any class of stock may be issued, without stockholder action, in one or more series, as may from time to time be determined by the board of directors. The board of directors is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) designate, in whole or in part, the voting powers, preferences, limitations, restrictions, and relative rights of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the voting powers, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(iii) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

(c) The allocation between the classes or among the series of each class of unlimited voting rights and the right to receive the Corporation’s net assets upon dissolution shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws, or in any amendment hereto or thereto, shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the Corporation’s net assets upon dissolution.

___________________________________

The foregoing Second Amendment to the Articles of Incorporation was adopted by resolution of the Corporation’s board of directors on ______________, and by the holders of a majority of the Corporation’s issued and outstanding common stock on _________________, pursuant to the Nevada Revised Statutes. The Corporation has only Common Stock issued and outstanding. The number of shares of Common Stock issued and outstanding and entitled to vote on _______________, the record date for consideration of the foregoing amendment, was ______ for, ______ against, with ______ abstaining. By executing this Second Amendment to the Articles of Incorporation, the president and the secretary do hereby certify that on ________________, the foregoing amendment was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes. Each of the undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is his act and deed and that the facts stated herein are true.

DATED this _____ day of _______________.

CIRTRAN CORPORATION

By:		By:
	Iehab Hawatmeh, President		[Name of Secretary], Secretary

STATE OF	_____________________)
: ss.
COUNTY OF	_____________________)

On this _____ day of ____________________, 2015, personally appeared before me, the undersigned, a notary public, Iehab Hawatmeh and [Name of Secretary], who being first duly sworn, declared they are the president and secretary, respectively, of CirTran Corporation acknowledged that they signed the foregoing Second Amendment to the Articles of Incorporation, and verified that the statements contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

NOTARY PUBLIC

PROXY

CIRTRAN CORPORATION

Special Meeting of Stockholders	This Proxy is solicited on behalf of the Company
[__________], 2015

The undersigned hereby appoints Iehab Hawatmeh, Chairman of the Board of Directors, or, failing him, Kathryn Hollinger, Director, with full power of substitution, the attorney and proxy of the undersigned, to attend the Special Meeting of stockholders of CirTran Corporation, to be held [__________], 2015, beginning at 10:00 a.m. MDT, at its corporate offices located at 4125 South 6000 West, West Valley City, Utah 84128, and at any recess thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to stockholders, a copy of which has been received by the undersigned, as specified below.

Please mark your votes as indicated [X]	Total Number of Shares Held: ____________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1.	To approve a proposed amendment to the Company’s Articles of Incorporation to recapitalize the Company by reverse-splitting the outstanding common stock 1,000-to-one:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.	To approve a proposed amendment to the Company’s Articles of Incorporation to recapitalize the Company by reducing the authorized common stock to 100,000,000 shares, par value $0.001:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	To approve a proposed amendment to the Company’s articles of incorporation to authorize a class of 5,000,000 shares of preferred stock and to authorize the Board to fix the number of shares and rights, preferences, and limitations of each series:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	To approve a proposal to recess the Special Meeting on one or more occasions, if necessary or appropriate, to solicit additional Proxies:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT—PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date